UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No. )

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Check the appropriate box:
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    ☐ Definitive Proxy Statement
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    ☐ Soliciting Material under §240.14a-12

CNX RESOURCES CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 8, 2024

To: Shareholders of CNX Resources Corporation

RE: Report Feedback Statement

Fellow Shareholders,

We are writing to respond to two core issues in Glass Lewis’ recently issued proxy advisory report for CNX’s upcoming annual meeting: the recommendation against our Nominating and Governance Committee Chair and the mischaracterization of our executive compensation practices. First, however, it is important for shareholders to understand our concern regarding Glass Lewis’ flawed process.

Glass Lewis uses a ’pay to play‘ approach where a company must purchase Glass Lewis’ proxy report to have the ability to directly address concerns through a Report Feedback Statement (“RFS”). See https://www.glasslewis.com/report-feedback-statement/ visited 3 April 2024. Glass Lewis’ website defines this quid pro quo as follows: “[w]hen purchasing Glass Lewis’ research as a company … the RFS is included in the cost ...” While Glass Lewis maintains that it will not edit feedback to “maintain the independence of both parties’ views,” Glass Lewis will, however, “… review each RFS submission for compliance with the RFS requirements and guidelines (as set forth in the ‘Frequently Asked Questions’ below), may request updates to the RFS submission to comply with those requirements and guidelines, and may refuse to publish an RFS that does not comply with the RFS requirements and guidelines” (emphasis added). In other words, a company must purchase the report to submit an RFS and then must permit Glass Lewis to unilaterally decide whether an RFS complies with its guidelines, which allows Glass Lewis to exclude an RFS it deems disparaging or defamatory. The firm does not explain what it considers disparaging.

Turning to the specific concerns raised by Glass Lewis, we respectfully disagree with its recommendation to vote against Director Maureen Lally-Green, the female Chair of the Nominating and Governance Committee of our Board. As we have consistently disclosed in our proxy statements, we view the small size and composition of CNX’s Board as a key strength, fostering open dialogue, nimble decision-making, transparency, and full engagement. In considering individuals for Board membership, we focus on addressing clear and tangible business needs that align with the company’s long-term strategies and ensuring diversity of thought, skills, and background (including gender diversity). Glass Lewis is making an absurd recommendation: to vote against a trailblazing female leader with 45 years of broad experience, ending the gender diversity of our Board.

Regarding Say on Pay, Glass Lewis erred in assessing our special one-time grant of performance share units (Special PSU Plan) to three Section 16 officers. The Special PSU Plan has rigorous targets (compound IRR of no less than ~23% from grant date) and will drive the realization of long-term value for shareholders by focusing on long-term share price performance. Glass Lewis failed to note the seven year performance period of the awards and did not note that if earned, awards are not paid until the end of the performance period (compared to much shorter performance periods in typical equity awards). Participating officers do not benefit from relatively “brief spikes in performance” that Glass Lewis alleged, but instead are placed in the same shoes as the company’s long-term shareholders.

Common sense dictates we go on record to respectfully disagree with Glass Lewis’ recommendations. We invite shareholders to review our 2024 proxy statement. We would be pleased to discuss questions you may have.

Respectfully,

Nick DeIuliis
President and Chief Executive Officer

Important Additional Information Regarding Proxy Solicitation

CNX Resources Corporation (the “Company” or “CNX”), its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Company’s 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”). On March 21, 2024, the Company filed a definitive proxy statement and other related materials with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2024 Annual Meeting (the “2024 Proxy Statement”).

SHAREHOLDERS ARE URGED TO READ THE 2024 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY HAS FILED OR WILL FILE WITH THE SEC BECAUSE THOSE DOCUMENTS CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE 2024 ANNUAL MEETING.

Shareholders may obtain, free of charge, copies of the 2024 Proxy Statement and any other documents filed or to be filed by the Company with the SEC in connection with the 2024 Annual Meeting at the SEC’s website (http://www.sec.gov) or at the Company’s website (http://www.cnx.com) or by writing to the Company’s Secretary as follows:

CNX Resources Corporation
CNX Center
1000 Horizon Vue Drive
Canonsburg, PA 15317

This statement may contain forward-looking statements, estimates and projections within the meaning of the federal securities laws. Statements that are not historical are forward-looking and may include our operational and strategic plans; estimates of gas reserves and resources; projected timing and rates of return of future investments; and projections and estimates of future production, revenues, income, and capital spending. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those statements, estimates and projections. Investors should not place undue reliance on forward-looking statements as a prediction of future actual results. The forward-looking statements in this letter speak only as of the date hereof; we disclaim any obligation to update the statements, and we caution you not to rely on them unduly. Specific factors that could cause future actual results to differ materially from the forward-looking statements are described in detail under the captions "Cautionary Statement Regarding Forward- Looking Statements" and "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (SEC) and any subsequent reports filed with the SEC. Those risk factors discuss, among other matters, pricing volatility or pricing decline for natural gas and NGLs; local, regional and national economic conditions and the impact they may have on our customers; events beyond our control, including global or domestic health crisis or global instability, our operations and national and global economic conditions, generally; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; the financial condition of our customers; any non-performance by customers of their contractual obligations; changes in customer, employee or supplier relationships resulting from a proposed transaction; ability to qualify for environmental attribute credits and the volatility of environmental attribute markets and changes in safety, health, environmental and other regulations.